EXHIBIT 10.7

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Pledge Agreement”) is made and entered into this 8th day of June, 2010, by and between Visualant, Incorporated (“Visualant” or “Pledgor”), James M. Gingo (“Gingo” or “Secured Party”), and Brownstein, Rask, Sweeney, Kerr, Grim, DeSylvia & Hay, LLP (“Pledgeholder”).

WHEREAS, Pledgor and Secured Party entered into a Stock Purchase Agreement dated June 8, 2010 (the “Purchase Agreement”), pursuant to which Gingo sold to Visualant, and Visualant purchased from Gingo, 100 shares of the common stock of TransTech Systems, Inc. (“TTS”), constituting all of the issued and outstanding stock of TTS; and

WHEREAS, as part of the consideration for the purchase of said TTS stock, Visualant issued to Gingo a Promissory Note in the amount of Two Million Three Hundred Thousand U.S. Dollars ($2,300,000) (the “Note”); and

WHEREAS, in order to provide additional security for the due performance by Visualant of its obligations under the Note and the Purchase Agreement (the “Obligations”), Visualant has agreed to enter into and agreed to cause TTS to enter into a Security Agreement of even date hereof granting a security interest to Pledgeholder in the assets of TTS (“Security Agreement”) and enter into this Pledge Agreement granting a security interest in all of the shares of TTS stock acquired by Visualant pursuant to the Purchase Agreement.

NOW, THEREOFRE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Pledge of Shares; Grant of Security Interest.  Pledgor hereby pledges and assigns, and shall deliver to Kirkham E. Hay to be held by the Pledgeholder for the benefit of Secured Party, one or more stock certificates for one hundred (100) shares of the common stock of TTS owned by Pledgor (the “TTS Shares”), duly endorsed in blank or with a duly executed stock power attached.    In addition, the Pledgor grants a security interest to the Secured Party in such shares and authorizes the Secured Party or the Pledgeholder to file UCC financing statements for filing with respect to the TTS Shares and the Pledgor hereby irrevocably authorizes and directs the Pledgeholder holding those TTS Shares on behalf of the Pledgor and Secured Party, on receipt of a copy of this Pledge Agreement, to hold the TTS Shares and all security entitlements arising from them on behalf of, and subject to the instruction and control of, the Secured Party until the Secured Party advises the Pledgeholder in writing that the Secured Party has released its security interest in the TTS Shares.

2.           Right to Vote Shares; Dividends.  Until all Obligations are fulfilled, Secured Party shall be entitled to vote the TTS Shares for all purposes, including, but not limited to, voting for directors in his sole discretion. With respect to voting the TTS Shares, this section constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall continue until all Obligations secured under this Pledge Agreement are performed in full. If at any time or from time to time, with respect to the TTS Shares, the Pledgor receives or becomes entitled to receive any dividend or any other distribution, whether in cash, securities or other property, for any reason, including, without limitation, liquidation, stock split, spin-off, split-up, reclassification, combination of shares, or the like, or in the event of any reorganization, consolidation, or merger, the Pledgor shall immediately deliver to the Secured Party all such dividends, including cash dividends, or other distributions, in pledge, as additional security under this Pledge Agreement.  The Pledgor shall immediately notify TTS to deliver all such cash, dividends or distributions directly to the Secured Party.  The Secured Party may endorse, in the name of the Secured Party or the Pledgor, any and all instruments by which any payment on the Obligations may be made and may take any action that the Secured Party may deem appropriate from time to time, in the Secured Party’s name or in the name of Pledgor, to enforce collection of the Obligations.  For this purpose, the Pledgor appoints the Secured Party as its attorney-in-fact, under a power coupled with an interest, with full power of substitution.  All dividends, distributions or other payments which are received by a Pledgor contrary to the provisions of this section shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Secured Party as collateral for the obligations of the Pledgor under the Note and Purchase Agreement in the same form as so received (with any necessary endorsement).

3.           Recapitalization.  If at any time following the date of this Pledge Agreement, a stock dividend, or other issuance of debt or equity securities is approved and declared by the Board of Directors of TTS, or a stock split or reverse stock split is effected with respect to the shares of stock of TTS, the TTS Shares now subject to this Pledge Agreement shall be increased or decreased proportionately, and all issued and outstanding TTS Shares are to be at all times subject to this Pledge Agreement.

4.           Covenants Of Pledgor With Respect To TTS and the TTS Shares.  The Pledgor acknowledges and agrees that under this Pledge Agreement Secured Party has all voting rights in the TTS Shares.  Until all Obligations are paid in full, satisfied and fulfilled, unless otherwise agreed in writing by the Secured Party, to the extent that Pledgor has any legal or beneficial interest in the TTS Shares, the Pledgor shall cooperate with Secured Party to cause TTS to:

(a)           Not amend its articles of incorporation or bylaws, or adopt a plan of liquidation or dissolution;

(b)           Not pay any amounts as dividends, nor make any intercompany loans or transfers of any nature or kind to any party, including, but not limited to, accepting investments for TTS, borrowing funds, a loan or transfer or any other intercompany transaction of any kind or nature from TTS to Pledgor;

(c)           Not increase or change the compensation, whether directly or indirectly, of any person employed by TTS;

(d)           Not create, incur, assume, or suffer to exist any obligation for borrowed money other than current accounts payable and similar current liabilities incurred in the ordinary course of business from the date of this Pledge Agreement;

(e)           During any calendar year, not make capital expenditures (as determined in accordance with generally accepted accounting principles) that would exceed $__________ in the aggregate;

(f)           Not merge with or into or consolidate with any other corporation, or sell, lease, transfer, or otherwise dispose of in a single transaction more than one percent (1%) of its assets (other than in the ordinary course of business);

(g)           Not issue or sell any shares of common stock or other equity securities of TTS, any security convertible into or exchangeable for any common stock or other equity securities of TTS, or any option, warrant, or other instrument that obligates TTS to transfer or sell shares of common stock or other equity securities of TTS; and

(h)           Maintain insurance in such amounts and against such liabilities and hazards as is reasonable for the industry in which TTS operates.

Pledgor hereby grants Secured Party an Irrevocable Power of Attorney coupled with an interest with respect to all operations and control of TTS.  Without limiting the above grant, Pledgor agrees that Secured Party as an individual will administer and control TTS and Pledgor agrees not to negotiate or execute any documents, nor take any action whatsoever with respect to TTS without the express written consent of Secured Party, which may be given in Secured Party’s sole discretion.  Without limiting the generality of the foregoing, Secured Party’s written consent shall be necessary in connection with any and all actions, negotiations and documents with respect to TTS.  In the event of any conflict between the instructions of Secured Party with respect to TTS or any action to be taken TTS, Pledgor irrevocably consents and instructs that the instructions of Secured Party will be followed.

The Pledgor further agrees that:  (a) The Pledgor shall not allow or grant any other lien or security interest, legal or beneficial, with respect to the TTS Shares or the assets of TTS except for the Security Agreement to Secured Party; (b) The Pledgor shall procure, execute, and deliver from time to time any endorsements, assignments, financing statements, and other writings deemed necessary or appropriate by the Secured Party to perfect, maintain, and protect the Secured Party’s security interest in the TTS Shares and its priority; and (c) The Pledgor shall not transfer or attempt to transfer, whether by sale, gift, or otherwise, any ownership interest in the TTS Shares without the Secured Party’s prior written approval.

5.           Authorized Action By Secured Party; Proxy.  The Pledgor irrevocably appoints the Secured Party as attorney-in-fact and grants the Secured Party a proxy to do (but the Secured Party shall not be obligated and shall incur no liability to the Pledgor or any third party for failure to do so), after and during the continuance of an Event of Default (as defined in Section 6), any act that the Pledgor is obligated by this Pledge Agreement to do and to exercise the rights and powers that the Pledgor might exercise with respect to the TTS Shares.  With respect to voting the TTS Shares, this section constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall continue until all Obligations secured under this Pledge Agreement are performed in full.

6.           Default on Note.  Any one or more of the following events constitutes an event of default (“Event of Default”):

(a)           The failure to pay within five (5) days after the due date any amount due under the Note or the failure to perform any other obligation due under the Note;

(b)           A breach of or the failure to perform any of the terms of this Pledge Agreement, including, without limitation, the covenants contained in Section 4;

(c)           The occurrence of a default under any agreement of Visualant evidencing an obligation of Visualant to Secured Party or for borrowed money;

 (e)           Any representation or warranty by Pledgor whether oral or written contains material misrepresentations or errors, and/or Pledgor violates any of the representations, warranties or covenants in the Purchase Agreement or breaches the Security Agreement;

(f)           Any of Pledgor’s own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to a default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner by Pledgor;

(g)           Any approval, license, permit or authorization of government agencies that makes this Pledge Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

(h)            (i)           Any other circumstances that may affect the ability of Secured Party to exercise its right under the Pledge. For the absence of doubt, any breach of any representations, warranties, covenants, or agreements contained in the Purchase Agreement, the Note, this Pledge Agreement, or the Security Agreement (individually or collectively) shall be an Event of Default of all of the agreements.

7.           Remedies on Default.  On the occurrence of any Event of Default, the Secured Party may, in the Secured Party’s sole discretion, with notice to the Pledgor, and in addition to all other rights and remedies at law or in equity or otherwise:

(a)           Declare the entire balance of the Note immediately due and payable;

(b)           Register in the Secured Party’s name any or all of the TTS Shares;

(c)           Exercise the Secured Party’s proxy rights with respect to all or a portion of the TTS Shares, in which event the Pledgor agrees to deliver promptly to the Secured Party further evidence of the grant of the proxy in any form requested by the Secured Party; and

(d)           Sell or otherwise dispose of the TTS Shares.

8.           Sale on Default. The Pledgor acknowledges that the TTS Shares are restricted, unregistered stock that is difficult to value and for which no public market exists.  The Pledgor agrees that the TTS Shares are not subject to sale in a “recognized market” as described in ORS 79.0610(3)(b).  The Pledgor and the Secured Party wish to agree to reasonable standards for conducting a commercially reasonable sale of the TTS Shares.  Without limiting rights and remedies otherwise available to the Secured Party, the parties agree that compliance with the following steps shall satisfy requirements of a commercially reasonable sale:

(a)           The sale may be either a public or a private sale, at the Secured Party’s discretion, and it may be for all or any portion of  TTS Shares;

(b)           The Secured Party shall set a date for public sale of the TTS Shares, or a date after which a private sale may occur, which date shall be not less than 30 days after the date the notice of the sale is given to the Pledgor, and the Secured Party shall send written notification to the Pledgor in advance regarding the date and the time of the public sale or the date after which a private sale may occur;

(c)           Any public sale shall take place at a site in Oregon selected by the Secured Party;

(d)           Immediately on request, the Pledgor shall provide the Secured Party with information requested by the Secured Party for compliance with state or federal securities laws; and

(e)           At any sale of any of the TTS Shares, the Secured Party may restrict the prospective bidders or purchasers to persons or entities who, by certain representations made by them, would render registration of the sale under state or federal securities laws unnecessary.

9.           Notice and Cure.  Other than the payment of amounts due under the Note, upon the occurrence of an Event of Default by Visualant under the Note, the Stock Purchase Agreement, the Security Agreement or this Pledge Agreement, Secured Party shall give written notice of such default to Visualant and the Pledgeholder.  Visualant shall have a period of ten (10) days following receipt of such written notice to cure the default.  If Visualant shall fail to cure the default within said ten-day period, Visualant shall be deemed to have irrevocably transferred the pledged TTS Shares to Secured Party.

10.           Release of Shares.  Upon full payment or satisfaction of the Note and all Obligations, including those of the Purchase Agreement by Pledgor, Secured Party shall give prompt written notice of such payment or satisfaction to the Pledgeholder, Pledgeholder shall release and deliver to Visualant all TTS Shares, and thereafter all of Secured Party’s rights in and to the TTS Shares shall terminate.

11.           No Assignment or Encumbrances.  Except as expressly provided herein, Pledgor and Secured Party hereby acknowledge and agree that they shall be restricted and precluded from assigning, pledging, further encumbering, selling or transferring the TTS Shares or any of the obligations contained in this Pledge Agreement without the prior written consent of the other party., except as to the agreed upon existing pledge as may exist with the Bonderson Family Trust.

12.           Pledgeholder.  Pledgor and Secured Party hereby designate Kirkham E. Hay of Brownstein, Rask, Sweeney, Kerr, Grim, DeSylvia & Hay, LLP as the Pledgeholder to hold the TTS Shares pursuant to the terms of this Pledge Agreement.

13.           Binding Effect; Benefit.  This Pledge Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing in this Pledge Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Pledge Agreement, including, without limitation, third party beneficiary rights.

14.           Termination.  This Pledge Agreement and each and all of the terms and provisions hereof shall continue in full force and effect until the Note is paid or satisfied in full and the Obligations under the Purchase Agreement have been satisfied, unless sooner terminated by mutual agreement of Pledgor and Secured Party.

15.           Acknowledgement and Construction.  Pledgor and Secured Party expressly acknowledge and accept that Pledgeholder has acted as and is the attorney for Secured Party in connection with the underlying Purchase Agreement and Note referred to herein.  Pledgor and Secured Party further acknowledge that they have participated jointly in the negotiation and drafting of this Pledge Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Pledge Agreement.

16.           Attorneys’ Fees and Costs.  If the Pledgor or Secured Party institutes any legal proceedings to settle any controversy arising under this Pledge Agreement or to enforce any provision of this Pledge Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party.

17.           Waiver.  No right or obligation under this Pledge Agreement shall be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative.  Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

18.           Severability.  If any term or provision of this Pledge Agreement, or the application of such term or provision, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Pledge Agreement shall continue in full force and effect, and the application of such term or provision to other persons or circumstances shall be interpreted so as to effect the intent of the parties to the maximum extent possible.  The parties further agree to replace such void or unenforceable term or provision of this Pledge Agreement with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term or provision.

19.           Governing Law.  This Pledge Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon, regardless of the laws that might otherwise govern under applicable conflicts of laws principles.

20.           Amendment.  To be effective, any modification or amendment to this Pledge Agreement must be made in a writing signed by the Pledgor and the Secured Party.

21.           Headings.  The section headings contained in this Pledge Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

22.           Notice.  Any notice required or permitted under this Pledge Agreement shall be in writing and shall be deemed to have been duly given or made either: (a) when personally delivered to the designated party; or (b) three (3) days after being deposited in the U.S. mail by certified or registered mail, postage prepaid, return receipt requested, and properly addressed to the party to which it is directed.  A communication will be deemed to be properly addressed if sent to the Pledgor, Secured Party or Pledgeholder at the address indicated on the signature page hereto.  At any time during the term of this Pledge Agreement, the Pledgor, Secured Party or Pledgeholder may change the address to which notices and other communications must be sent by providing written notice of a new address to the other parties in the manner specified in this Section 22.  Any change of address will be effective ten (10) days after notice is given.

23.           Counterparts.  This Pledge Agreement may be executed in multiple counterparts and by facsimile, all of which shall be considered one and the same agreement and shall become effective when such counterparts or facsimiles have been signed by each of the parties hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date first above written.

Pledgor:
Visualant, Incorporated
Address:
500 Union Street, Suite 406
/s/ Ronald P. Erickson	Seattle, WA 98101
By: Ronald P. Erickson	Fax: (206) 855-8767
Its: President and CEO

Secured Party:
Address:
12142 NE Sky Lane, Suite 130
/s/ James M. Gingo	Aurora, OR 97002
James M. Gingo	Fax: ________________

Pledgeholder:
Brownstein, Rask, Sweeney, Kerr,
Grim, DeSYLVIA & Hay, LLP
Address:
1200 SW Main Street
/s/ Kirkham E. Hay	Portland, OR 97205
By: Kirkham E. Hay	Fax: (503) 221-1074
Its: _____________________________